Exhibit 10.10

Loan agreement

借款协议

Party A(Lender): CLPS Technology (Hong Kong) Co., Limited

甲方（出借方）：CLPS Technology (Hong Kong) Co., Limited

Party B(Borrower): JAJI Global Incorporation

乙方（借款方）：JAJI Global Incorporation

Party A and Party B hereby, in accordance with the principles of equality, voluntariness, fairness and good faith, reach an agreement through full consultation on the loan from Party A to Party B, and enter into this agreement for both parties to abide by:

甲乙双方现就甲方向乙方出借款项一事，根据《中华人民共和国民法典》及其他法律法规和规范性文件的规定，按照平等、自愿、公平、诚实信用的原则，经充分协商达成一致，订立本协议供双方同遵照执行：

Article 1 Loan amount and term

第一条 借款金额及期限

1. The loan amount is HKD 4,680,000 (hereinafter referred to as the “principal”).

1、借款金额为港币 4,680,000（大写： 肆佰陆拾捌万港币整 ，以下简称为“本金”）。

2. The loan period is 12 months, and the starting date shall be the date (including) when Party B confirms the receipt of Party A’s money.

2、借款期限为 12 个月，起始日以乙方收到甲方款项之日（含）为准。

3. When the term of the loan expires, Party B shall return all the principal (and interest, if any) to Party A.

3、借款期限届满时，乙方应向甲方归还全部本金及利息（如有）。

Article 2 Loan payment

第二条 借款支付

Party A shall pay the loan to the bank account designated by Party B as follows:

甲方应将款项支付之乙方指定的以下银行账户：

BANK NAME：HSBC Bank Hong Kong Head Office

BANK Address: HSBC - Hong Kong Office,1 Queen’s Road Central, Hong Kong

SWIFT CODE: HSBCHKHHHKH

BENEFICIARY’S ACCOUNT NO.: 741704209838

BENEFICIARY NAME: JAJI Global Incorporation

Article 3 Loan interest

第三条 借款利息

The loan interest under this agreement shall be calculated at_6.3325 % per year.

本协议项下借款利息按照每年 6.3325%计算。

Article 4 Modification and termination of the agreement

第四条 协议的变更和解除

After this Agreement comes into effect, Party A and Party B shall not change or terminate the agreement without authorization. When either party needs to change or terminate the agreement, it shall timely notify the other party in writing and reach a written agreement on the relevant matters of the change or termination of the agreement through consensus.

本协议生效后，甲乙双方不得擅自变更或解除协议。任何一方需变更或解除协议时，应及时书面通知对方，并就协议的变更或解除的有关事宜协商一致达成书面协议。

Article 5 Extension of agreement

第五条 协议的延期

If Party B is unable to repay the principal on time due to objective reasons, it shall submit a written application for extension of repayment to Party A before the expiration of the loan term agreed in the agreement. If Party A agrees to extend the repayment, both parties shall sign an extension of repayment agreement.

乙方确因客观原因不能按期归还本金，应当在协议约定的借款期限届满前向甲方提出书面延期归还申请，甲方同意延期还款的，双方应签订延期还款协议。

Article 6 Notification

第六条 通知

During the validity period of this agreement, Party A and Party B shall notify the other party in writing (letter, e-mail, etc.) within 20 days from the date of change when they change their residence, correspondence address and telephone number. If the other party is unable to get in touch with them due to the change of contact information, thus causing losses to the other party, the breaching party shall compensate the corresponding losses to the damaged party.

在本协议有效期内，甲乙双方变更住所、通信地址及联系电话时，应自变更之日起20日内书面（书信、电邮等）通知对方，若因联系方式的变更导致对方无法与之取得联系进而给对方造成损失的，应由该违约方向受损失方赔偿相应损失。

Article 7 Settlement of disputes

第七条 争议的解决

Any dispute arising from the performance of this agreement between Party A and Party B shall be settled by both parties through friendly negotiation.

甲乙双方在履行本协议过程中发生的任何争议，应由双方友好协商解决，协商不成的，提交被告所在地人民法院处理。

Article 8 Supplementary articles

第八条 附则

This agreement is made in duplicate, one for Party A and one for Party B, with the same effect.

本协议一式二份，甲方执一份、乙方执一份，具有同等效力。

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Party A(Lender): CLPS Technology (Hong Kong) Co., Limited

甲方（出借方）： CLPS Technology (Hong Kong) Co., Limited

Date：November 30, 2023

日期：2023年11月30日

Party B(Borrower): JAJI Global Incorporation

乙方（借款方）： JAJI Global Incorporation

Date：November 30, 2023

日期：2023年11月30日